Exhibit 4.3

EXECUTION COPY

AMENDMENT NO. 2 TO THE
CREDIT AGREEMENT

Dated as of February 13, 2024

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) among DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)            The Borrower, the Lenders and the Administrative Agent have entered into an Amended and Restated Credit Agreement dated as of December 2, 2021, as amended by Amendment No. 1 dated as of January 31, 2023 (as so amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)            The Borrower has requested certain amendments to the Credit Agreement, and the parties hereto agree to such amendments as set forth in, and in accordance with the terms and conditions of, this Amendment (the Credit Agreement as so amended, the “Amended Credit Agreement”).

SECTION 1.      Amendments to Credit Agreement. As of the Amendment Effective Date (as defined below), subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Required Lenders and the Borrower hereby agree as follows:

(a)            Section 5.03(a) of the Credit Agreement is amended in full to read as follows:

(a)            Leverage Ratio. Maintain a ratio of (i) Consolidated Total Debt as of such Measurement Date to (ii) Consolidated EBITDAR for the four fiscal quarter period ending on such Measurement Date of not greater than (A) 3.75:1.0 for each four fiscal quarter period ending on or prior to February 2, 2024, (B) 4.25:1.0 for the four fiscal quarter periods ending May 3, 2024, August 2, 2024, November 1, 2024 and January 31, 2025, and (C) 3.75:1.0 thereafter.

(b)            Schedule 4.01(f) of the Credit Agreement is amended in full to read as set forth on Schedule I hereto.

SECTION 2.      Conditions of Effectiveness. This Amendment shall become effective on and as of the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Required Lenders and the Administrative Agent.

SECTION 3.      Representations and Warranties of the Borrower. The Borrower represents and warrants that (i) representations and warranties contained in Section 4.01 of the Amended Credit Agreement are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Amendment Effective Date, except to the extent any of such representations and warranties refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date and (ii) no event has occurred and is continuing that constitutes a Default.

SECTION 4.      Reference to and Effect on the Loan Documents. (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b)            The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)            The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents.

(d)            This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement and shall be deemed to constitute a Loan Document.

SECTION 5.      Costs and Expenses. The Borrower shall pay all reasonable out of pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the preparation, negotiation, execution and delivery of this Amendment in accordance with Section 8.04 of the Amended Credit Agreement.

SECTION 6.      Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or email shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.      Governing Law. This Amendment and shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DOLLAR GENERAL CORPORATION, as Borrower

By:	/s/ Kelly M. Dilts
Name:	Kelly M. Dilts
Title:	EVP & CFO

CITIBANK, N.A., as Administrative Agent

By:	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

CITIBANK, N.A.

by	/s/ Michael Vondriska
	Name:	Michael Vondriska
	Title:	Vice President

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

BANK OF AMERICA, N.A.:

by	/s/ Michelle L. Walker
	Name:	Michelle L. Walker
	Title:	Director

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Name of Lender: U.S. BANK NATIONAL ASSOCIATION

by	/s/ Peter Hale
	Name:	Peter Hale
	Title:	Vice President

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

wells fargo bank, national association

by	/s/ Michael Bruggeman
	Name:	Michael Bruggeman
	Title:	Vice President

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Name of Lender: Goldman Sachs Bank USA

by	/s/ Priyankush Goswami
	Name:	Priyankush Goswami
	Title:	Authorized Signatory

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Name of Lender: Fifth Third Bank, National Association

by	/s/ N. Calloway
	Name:	Nate Calloway
	Title:	Corporate Banking Associate, Officer

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Name of Lender: JPMORGAN CHASE BANK, N.A.

by	/s/ Charles W. Shaw
	Name:	Charles W. Shaw
	Title:	Executive Director

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Name of Lender: PNC Bank, National Association

by	/s/ Christopher Hand
	Name:	Christopher Hand
	Title:	Vice President

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Regions Bank:

by	/s/ Tyler Nissen
	Name:	Tyler Nissen
	Title:	Vice President

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Name of Lender: TRUIST BANK

by	/s/ Carlos Navarrete
	Name:	J. Carlos Navarrete
	Title:	Director

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Name of Lender: BMO Bank, N.A.

by	/s/ Evan Ponder
	Name:	Evan Ponder
	Title:	Vice President

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Name of Lender: CAPITAL ONE, NATIONAL ASSOCIATION

by	/s/ Marta Jedrzejowski
	Name:	Marta Jedrzejowski
	Title:	Duly Authorized Signatory

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Name of Lender: The Huntington National Bank

by	/s/ Scott Lyman
	Name:	Scott Lyman
	Title:	Assistant Vice President

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Name of Lender: The Northern Trust Company

by	/s/ Mike Fornal
	Name:	Mike Fornal
	Title:	Senior Vice President

Signature Page to Dollar General Amendment No. 2

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Name of Lender: FIRST HORIZON BANK

by	/s/ Drew Rodgers
	Name:	Drew Rodgers
	Title:	Senior Vice President

Signature Page to Dollar General Amendment No. 2

SCHEDULE I TO AMENDMENT NO. 2

SCHEDULE 4.01(f)

DISCLOSED LITIGATION

[schedule omitted]